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                                  EXHIBIT 99.5

                             INTERGRAPH CORPORATION
                            2005 CASH INCENTIVE PLAN

      1.    PURPOSE OF THE PLAN.

            The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of cash bonus awards to certain executives of the Company and its Subsidiaries. The Plan is intended to enable the Company to attract and retain appropriate executive talent and to motivate such officers to manage and grow the Company's business and to attain the performance goals articulated under the Plan.

      2.    DEFINITIONS.

            The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            (a)   "AWARD" means a cash bonus award granted pursuant to the Plan.

            (b)   "BOARD" means the Board of Directors of the Company.

            (c) "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

            (d) "COMMITTEE" means the Compensation Committee of the Board, or any successor thereto or any other committee designated by the Board to assume the obligations of the Committee hereunder.

            (e) "COMPANY" means Intergraph Corporation, a Delaware corporation, and its Subsidiaries.

            (f) "EFFECTIVE DATE" means the date on which the Plan takes effect in accordance with Section 13 of the Plan.

            (g) "PARTICIPANT" means an employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

            (h) "PERFORMANCE PERIOD" means the Company's 2005 fiscal year or any portion thereof designated by the Committee.

            (i)   "PLAN" means the Intergraph Corporation 2005 Cash Incentive
      Plan.

            (j)   "SUBSIDIARY" means a subsidiary corporation, as defined in
      Section 424(f) of the Code (or any successor section thereto).

      3.    ADMINISTRATION.

            The Plan shall be administered by the Committee. The Committee shall have the authority to select the employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted, to determine the time when Awards will be made, the amount of any payments pursuant to such Awards, and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to determine whether such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee

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      deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. The Committee may delegate to one or more employees of the Company or any of its Subsidiaries, including, but not limited to the Company's Chief Executive Officer, the authority to take actions on its behalf pursuant to the Plan; provided, however, only the Committee may determine compensation awards to Executive Officers.

      4.    ELIGIBILITY AND PARTICIPATION.

            The Committee shall determine the executive officers and, upon the recommendation of the Chief Executive Officer, such other persons who shall be Participants for the Performance Period. Participants shall be selected from among the employees of the Company and any of its Subsidiaries. The designation of Participants may be made individually or by groups or classifications of employees, as the Committee deems appropriate.

      5.    AWARDS.

            (a) Performance Goals. Awards under the Plan shall be conditioned on the attainment of written performance goals. Performance goals shall be recommended by the Chief Executive Officer and determined and approved by the Committee for the Performance Period. The Committee shall determine whether and to what extent each performance goal has been met. In determining whether and to what extent a performance goal has been met, the Committee shall consider the recommendation of the Chief Executive Officer (other than with respect to his Award) and may consider such other matters as the Committee deems appropriate.

            (b) Weighting of Goals. Each Participant shall be designated as a "Corporate Executive," "Division President" or "Division Executive." The percentage of any Award payable pursuant to the Plan shall be based on the weights assigned to the applicable performance goal on the bases set forth on the attached Schedule A; provided, however, if no Individual goals are specified by the Committee with respect to a Participant, the prescribed weighting for any other applicable performance goal(s) for such person shall be ratably increased. Unless determined otherwise by the Committee, in the case of multiple individual performance goals, each such goal shall be given equal weight.

            (c) Target Bonus. The Committee shall determine and specify a target bonus amount to be payable pursuant to an Award for each Participant.

            (d) Amount Payable. The amount payable pursuant to an Award shall be determined by the Committee in its sole discretion based on the applicable target bonus amount, the prescribed weighting of the performance goals, and the Committee's determination of whether and to what extent each applicable performance goal has been met consistent with the performance calibration scale approved by the Committee. Consistent with the application of such calibration scale, threshold performance shall be 60% of each Corporate and Division goal, and any applicable Individual goal. The Corporate Goal shall be a specified Company operating income target for 2005 as determined by the Committee. The Division Goal shall be a specified division operating income target with respect to the specified division for 2005 as determined by the Committee. No amounts shall be paid for performance at or below the threshold level. Consistent with the calibration scale, the maximum bonus payable of 200% of target may be earned for performance at or above 140% of the applicable performance goals.

            (e) Payment. The amount of the Award payable as determined by the Committee for the Performance Period shall be paid to the participant at such time as determined by the Committee in its sole discretion after the end of the Performance Period. The Committee shall have the discretion to decrease, but not increase, the amount of any payment otherwise payable pursuant to an Award based on such factors as it shall deem appropriate, but will consider the recommendation of the Chief Executive Officer prior to making any such determination.

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            (f)   Termination of Employment. If a Participant dies, retires, is assigned to a different position or is granted a leave of absence, or if the Participant's employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period, a pro rata share of the Participant's award based on the period of actual participation may, in the Committee's sole discretion, be paid to the Participant after the end of the Performance Period if it would have become earned and payable had the Participant's employment status not changed.

      6.    AMENDMENTS OR TERMINATION.

            The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant's consent; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of any applicable law, rule or regulation.

      7.    NO RIGHT TO EMPLOYMENT.

            Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

      8.    NONTRANSFERABILITY OF AWARDS.

            An Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.

      9.    OFFSET OF AWARDS.

            Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, may reduce any amounts otherwise payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

      10.   ADJUSTMENTS UPON CERTAIN EVENTS.

            In the event of any material change in the business assets, liabilities or prospects of the Company, any division or any Subsidiary, the Committee in its sole discretion and without liability to any person may make such adjustment, if any, as it deems to be equitable as to any affected terms of outstanding Awards.

      11.   MISCELLANEOUS PROVISIONS.

            The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case payment shall be made by such Subsidiary, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or Subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

      12.   CHOICE OF LAW.

            The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

      13.   EFFECTIVENESS OF THE PLAN.

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            The Plan shall be effective as of the date of its adoption by the
      Committee.

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                                   SCHEDULE A

                                   CORPORATE GOAL              DIVISION GOAL            INDIVIDUAL GOALS
       LEVEL                   (PERCENTAGE OF TARGET)      (PERCENTAGE OF TARGET)    (PERCENTAGE OF TARGET)
Corporate Executives                   80%                          0%                       20%

Division Presidents                    30%                         50%                       20%

Division Executives                    25%                         55%                       20%